Exhibit 3.2

AMENDED AND

RESTATED

BYLAWS

OF

SAUER-DANFOSS INC.

EFFECTIVE JUNE 4, 2003

ARTICLE I

Offices

Section 1.        The registered office shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.        The corporation may also have offices at such other places both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1.        All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors.

Section 2.        Annual meetings of stockholders shall be held on the third Tuesday in April if not a legal holiday, and if a legal holiday, then on the next business day following, at 9:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote the Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.        Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4.        No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedure set forth in this Section 4.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the corporation’s principal executive offices not less than 120 calendar days in advance of the date that the corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business.  If the Chairman, or other officer presiding at a meeting in the absence of the Chairman, determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman, or other officer presiding at a meeting in the absence of the Chairman,  shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 5.        The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6.        Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called by the Chairman, by the Vice-Chairman, by the Chief Executive Officer and President, at the request in writing of a majority of the stock issued and outstanding and entitled to vote thereat, or at the request in writing of a majority of the Board of Directors.  Any such written request delivered pursuant to this Section 6 of Article II shall state the purpose or purposes of the proposed meeting.

Section 7.        Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 8.        Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 9.        The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10.      When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 11.      Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

ARTICLE III

Board of Directors

Section 1.        The property, business and affairs of the corporation shall be controlled and managed by a Board of Directors. The number of directors to constitute the Board of Directors shall be ten.  Vacancies on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum.

Section 2.        The business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.        Except as provided in this Section 3, no director shall be eligible to serve after the annual meeting of stockholders following his or her seventieth birthday.  Klaus Murmann shall be eligible to serve until the second annual meeting of stockholders following the date when he no longer serves as Chairman.

Meetings of the Board of Directors

Section 4.        The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.        The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.        Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 7.        Special meetings of the Board may be called by the Chairman, by the Vice-Chairman or by the Chief Executive Officer and President on two days’ notice to each director, either personally or by mail, telegram, telex, telecopy, or other form of facsimile transmission setting forth the time, place and purpose of the meeting; special meetings shall be called by the Chairman, by the Vice-Chairman, by the Chief Executive Officer and President, or by the Secretary in like manner and on like notice on the written request of two directors.

Section 8.        (a)  At all meetings of the Board a majority of directors shall constitute a quorum for the transaction of business and, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically provided by statute, by the Certificate of Incorporation or by these bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b)           Notwithstanding Section 8(a) above, the following acts shall require the approval of at least 80% of the fully constituted Board of Directors in order for such act to be an act of the Board of Directors:

(i)            the acquisition or sale of any entity or the businesses, operations or assets thereof, for consideration having a value in excess of 1% of net sales for the immediately preceding fiscal year;

(ii)           the issuance by the corporation of any common stock or other voting securities or any incurrence of in excess of $10,000,000 principal amount of debt, other than borrowings under previously approved credit facilities;

(iii)          any modification or amendment to these bylaws or any recommendation by the Board of Directors to the stockholders of the corporation with respect to a proposed modification or amendment to the Certificate of Incorporation;

(iv)          any action having a material adverse effect on the Nordborg operations;

(v)           any other material change in the lines of business operated by the corporation;

(vi)          any increase or decrease in the number of directors comprising the Board of Directors;

(vii)         election or removal of the director members, or alternative director members, of the nominating committee;

(viii)        election or removal of  the Chairman and election or removal of the Vice-Chairman;

(ix)           election or removal of the Chief Executive Officer and President, the Chief Financial Officer and one or more Chief Operating Officers; and

(x)            approval of the Annual Business Plan (as defined below) or any action that materially deviates from the Annual Business Plan.

(c)           Prior to January 1 of each calendar year, the Chief Executive Officer and President shall submit to the Board of Directors a business plan (the “Annual Business Plan”) for the corporation for the calendar year immediately following such calendar year.  The Annual Business Plan shall include, without limitation, the overall corporate strategy, detailed operating assumptions relating to pricing and product costing, proposed major investments, innovations and other development decisions, capital requirements and all other appropriate or significant items.  The Annual Business Plan shall be approved in its entirety, and only in its entirety, by the Board of Directors by the affirmative vote of at least 80% of the fully constituted Board of Directors.  In the event that 80% of the fully constituted Board of Directors does not approve of the Annual Business Plan as submitted by the Chief Executive Officer and President, then the entire Annual Business Plan shall be rejected and disapproved and, within the number of calendar days determined by the Board of Directors, a revised Annual Business Plan shall be submitted to the Board of Directors by the Chief Executive Officer and President for approval as described above.  In the event that the Annual Business Plan is not approved by the affirmative vote of at least 80% of the Board of Directors prior to December 31 of the calendar year immediately preceding the calendar year to which such Annual Business Plan pertains, then the corporation shall continue to operate thereafter in accordance with the Annual Business Plan then in effect until such time as a revised Annual Business Plan is approved by the affirmative vote of at least 80% of the fully constituted Board of Directors.

Section 9.        Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 10.      Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors or of any committee thereof, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by use of such equipment shall constitute presence in person at such meeting.

Committees of Directors

Section 11.      Subject to Section 11 below, the Board of Directors may, by resolution passed by a majority of the fully constituted Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 12.      The Board of Directors, in addition to any committees established pursuant to Section 11 of this Article IV, shall establish a standing nominating committee.  The nominating committee shall have exclusive power and authority to evaluate and recommend all director candidates to the Board of Directors.  The nominating committee shall be comprised of two directors; each such director member requiring approval of at least 80% of the fully constituted Board of Directors. The Board of Directors may designate alternate directors as members of the nominating committee; provided, however, that any alternate director must be approved by at least 80% of the fully constituted Board of Directors.  The number of directors comprising the nominating committee shall be neither increased nor decreased.  All acts of the nominating committee must be unanimous.  Members of the nominating committee shall hold office until their successors are chosen and qualify and shall not be removed by the Board of Directors without the affirmative vote of at least 80% of the fully constituted Board of Directors.

Section 13.      Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Compensation of Directors

Section 14.      Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Nomination of Directors

Section 15.      Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors shall be made by the Board of Directors from the director candidates recommended by the nominating committee or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Secretary of the corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the corporation’s principal executive offices not less than 120 calendar days in advance of the date that the corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (e) the consent of each nominee to serve as a director of the corporation if so elected.

No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 15. If the Chairman, or other officer presiding at a meeting in the absence of the Chairman, determines that a nomination was not made in accordance with the foregoing procedures, the Chairman, or other officer presiding at a meeting in the absence of the Chairman, shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE IV

Notices

Section 1.        Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given three days after the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telex, telecopy or other form of facsimile transmission if not given later than two days before the meeting of the directors or stockholders is to be held.

Section 2.        Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

Officers

Section 1.        The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman, a Chief Executive Officer and President, a Vice President, a Secretary and a Treasurer and such other officers as the Board of Directors deems necessary or appropriate. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

Section 2.        The Board of Directors at its first meeting after each annual meeting of stockholders shall choose an Chairman, a Vice-Chairman, a Chief Executive Officer and President, one or more Vice Presidents, a Secretary and a Treasurer.

Section 3.        The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.        The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors. Any payments made to an officer of the corporation as compensation, salary, commission, bonus, interest, or rent, or in reimbursement of entertainment or travel expense incurred by him, which shall be disallowed in whole or in part as a deductible expense of the corporation for federal income tax purposes for the reason that it does not constitute an ordinary and necessary business expense, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. The Board of Directors shall enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the discretion of the Board of Directors, proportionate amounts may be withheld from the officer’s future compensation payments until the amount owed to the corporation has been recovered.

Section 5.        The officers of the corporation shall hold office until their successors are chosen and qualify.  Except as otherwise provided in Section 7(b) of Article III of these bylaws, any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

The Chairman

Section 6.        The Chairman shall preside at, and determine the agenda for, all meetings of the stockholders and at all meetings of the Board of Directors. He shall perform all the duties incident to the office of Chairman and such other duties as the Board of Directors may from time to time determine or as may be prescribed by these bylaws.  In the absence of the Chief Executive Officer and President, he shall be the chief operating and administrative officer and acting Chief Executive Officer and President of the corporation. The Chairman may execute all bonds, deeds, mortgages, conveyances, contracts, and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these bylaws to some other officer or agent of the corporation, or shall be required by law otherwise to be signed or executed. He shall have the power to appoint, determine the duties and fix the compensation of such agents and employees as in his judgment may be necessary or proper for the transaction of the business of the corporation. The Chairman may delegate any of his powers or duties to the Vice-Chairman or the Chief Executive Officer and President. Prior to determining the agenda for any meeting of stockholders or any meeting or the Board of Directors, the Chairman shall consult with the Vice-Chairman with respect to such agenda.

The Vice-Chairman

Section 7.        The Vice-Chairman shall assist the Chairman in his duties, perform all the duties incident to the office of Vice-Chairman and such other duties as the Board of Directors may from time to time determine or as may be prescribed by these bylaws. In the absence of the Chairman, the Vice-Chairman shall preside at all meetings of the stockholders and directors subject, however, to the right of the directors to delegate any specific powers to any other officer or officers of the corporation except such as may be by statute exclusively conferred upon the Vice Chairman. Prior to the Chairman determining the agenda for any meeting of stockholders or any meeting or the Board of Directors, the Vice-Chairman shall consult with the Chairman with respect to such agenda.

The Chief Executive Officer and President

Section 8.        The Chief Executive Officer and President shall be the chief operating and administrative officer of the corporation, shall have general supervision of the business of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall, in the absence of the Chairman and the Vice-Chairman preside at all meetings of the stockholders and directors subject, however, to the right of the directors to delegate any specific powers to any other officer or officers of the corporation except such as may be by statute exclusively conferred upon the Chief Executive Officer and President. The Chief Executive Officer

and President may execute all bonds, deeds, mortgages, conveyances, contracts and other instruments to the extent authorized by the Chairman, the  Vice-Chairman or the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law otherwise to be signed or executed. To the extent authorized by the Chairman, the  Vice-Chairman or the Board of Directors he shall have the power to appoint, determine the duties and fix the compensation of such agents and employees as in his judgment may be necessary or proper for the transaction of the business of the corporation. In general, he shall perform all authorized duties incident to the office of Chief Executive Officer and President and such other duties as may from time to time be assigned to him by the Chairman, the  Vice-Chairman or the Board of Directors.

The Honorary Chairman

Section 9.        The Honorary Chairman shall be entitled to attend all meetings of the Board of Directors, notwithstanding the fact that he may not be a director and shall have such duties as the Board of Directors may from time to time determine.

The Vice Presidents

Section 10.      The Vice Presidents shall perform such duties as shall be assigned to them and shall exercise such powers as may be granted to them by the Board of Directors or by the Chairman, the  Vice-Chairman or by the Chief Executive Officer and President of the corporation. In the absence of the Chief Executive Officer and President and the Chairman and the  Vice-Chairman, the Vice Presidents, in order of their seniority, may perform the duties and exercise the powers of the Chief Executive Officer and President with the same force and effect as if performed by the Chief Executive Officer and President. Any Vice President may sign and execute in the name of the corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors or by any duly authorized committee of directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by any duly authorized committee of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law otherwise to be signed or executed.

The Chief Financial Officer

Section 11.      The Chief Financial Officer shall be responsible for supervision of the finances of the corporation, including all accounting matters, and shall perform such other duties and exercise such other powers as may be granted to him by the Board of Directors, the Chairman, the  Vice-Chairman, or by the Chief Executive Officer and President of the corporation. The Chief Financial Officer may sign all bonds, deeds, mortgages, conveyances, contracts and other instruments to the extent authorized by the Chairman, the  Vice-Chairman, the Chief Executive Officer and President, or the Board of Directors, except in cases where the signing thereof shall be expressly delegated by the Board of Directors or these bylaws to some other officer or agent of the corporation, or shall be required by law otherwise to be signed.

The Secretary and Assistant Secretary

Section 12.      The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer and President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 13.      The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Treasurer and Assistant Treasurers

Section 14.      The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

Section 15.      He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Financial Officer, Chairman,  Vice-Chairman, Chief Executive Officer and President, and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 16.      If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 17.      The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

Capital Stock

Section 1.        The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request of every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or the Vice-Chairman, or the Chief Executive Officer and President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile.

Section 2.        In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

Section 3.        The Board of Directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Transfers of Stock

Section 4.        Transfers of shares of stock of the corporation shall be made on the record of stockholders of the corporation only upon authorization by the registered holder thereof, or by an attorney authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, or upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer; provided, however, that the corporation shall refuse to register any transfer of shares purchased pursuant to an exemption from registration under Regulation S unless such transfer is made in accordance with the provisions of Regulation S or pursuant to a registration statement under the Securities Act of 1933 or other exemption from registration and the corporation receives an opinion of counsel to such effect reasonably satisfactory to it.

Fixing Record Date

Section 5.        In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stockholders

Section 6.        The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

General Provisions

Dividends

Section 1.        Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2.        Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

Section 3.        The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Checks and Deposits

Section 4.        All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. All funds of the corporation not otherwise employed may be deposited to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time select.

Fiscal Year

Section 5.        The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Seal

Section 6.        The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

Amendments

Section 1.        These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders (by the affirmative vote of the holders of not less than 80% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as one class) or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation and in accordance with these bylaws, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

/s/ Kenneth D. McCuskey
Kenneth D. McCuskey, Secretary

DATED: June 4, 2003